As filed with the U.S. Securities and Exchange Commission on March 29, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SteadyMed Ltd.

(Exact name of registrant as specified in its charter)

Delaware	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

SteadyMed Ltd.

5 Oppenheimer Street

Rehovot 7670105, Israel

(Address of principal executive offices, including zip code)

SteadyMed Ltd. Amended and Restated 2009 Stock Incentive Plan

(Full title of the plans)

Jonathan M.N. Rigby

President and Chief Executive Officer

SteadyMed Therapeutics, Inc.

2410 Camino Ramon

San Ramon, California 94583

(925) 272-4999

(Name, address and telephone number, including area code, of agent for service)

Copies to:

James C. Kitch Michael E. Tenta Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 (650) 843-5000	Einat Katzenell Diana Zatuchna Katzenell Dimant 89 Medinat Hayehudim St. Herzeliya Business Park Building E, 9th Floor Herzeliya Pituach 4614001 Israel

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, nominal value NIS 0.01 per share
— Amended and Restated 2009 Stock Incentive Plan	805,593	(2)	$3.9023	(3)	$3,143,665.56	$364.35
Total	805,593				$3,143,665.56	$364.35

(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares of the Registrant that become issuable under the plan set forth herein by reason of any share dividend, share split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding ordinary shares of the Registrant.

(2) Represents ordinary shares reserved as of January 1, 2017 for issuance under the Registrant’s Amended and Restated 2009 Stock Incentive Plan (the “2009 Plan”). Ordinary shares issuable under the 2009 Plan were previously registered on the registration statement on Form S-8 filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) on March 26, 2015 (File No. 333-203036).

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low sale prices per share of the ordinary shares of the Registrant on the NASDAQ Global Market on March 27, 2017.

EXPLANATORY NOTE

The Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 of SteadyMed Ltd. (the “Registrant”) relating to the same employee and non-employee benefit plan set forth herein is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on March 26, 2015 (File No. 333-203036) relating to the Registrant’s Amended and Restated 2009 Stock Incentive Plan is incorporated by reference herein.

EXHIBITS

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Eleventh Amended and Restated Articles of Association of the Registrant	8-K	001-36889	3.1	October 11, 2016

5.1	Opinion of Katzenell Dimant

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Katzenell Dimant (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page hereto)

99.1	Amended and Restated 2009 Stock Incentive Plan	10-K	001-36889	10.1	March 29, 2017

99.2	Forms of agreements relating to Amended and Restated 2009 Stock Incentive Plan (included in Exhibit 10.1)	S-1	333-201949	10.1	March 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on this 29th day of March, 2017.

SteadyMed Ltd.

By:	/s/ JONATHAN M.N. RIGBY
Jonathan M.N. Rigby
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitute and appoint Jonathan M.N. Rigby and David W. Nassif, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JONATHAN M.N. RIGBY	President and Chief Executive Officer and Director	March 29, 2017
Jonathan M.N. Rigby	(Principal Executive Officer) and Authorized Representative in the United States

/s/ DAVID W. NASSIF	Chief Financial Officer	March 29, 2017
David W. Nassif	(Principal Financial and Accounting Officer)

/s/ KEITH BANK	Director	March 29, 2017
Keith Bank

/s/ ELIZABETH CERMAK	Director	March 29, 2017
Elizabeth Cermak

/s/ STEPHEN J. FARR	Director	March 29, 2017
Stephen J. Farr

	Director	March 29, 2017
Ron Ginor

/s/ DONALD D. HUFFMAN	Director	March 29, 2017
Donald D. Huffman

/s/ BRIAN J. STARK	Director	March 29, 2017
Brian J. Stark

EXHIBITS

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Eleventh Amended and Restated Articles of Association of the Registrant	8-K	001-36889	3.1	October 11, 2016

5.1	Opinion of Katzenell Dimant

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Katzenell Dimant (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page hereto)

99.1	Amended and Restated 2009 Stock Incentive Plan	10-K	001-36889	10.1	March 29, 2017

99.2	Forms of agreements relating to Amended and Restated 2009 Stock Incentive Plan (included in Exhibit 10.1)	S-1	333-201949	10.1	March 9, 2015